AMERICAN PATRIOT BANK ENTERS INTO AGREEMENT WITH FDIC

GREENEVILLE, Tenn., June 9, 2009 — American Patriot Financial Group, Inc., (the “Company”) today announced that its bank subsidiary American Patriot Bank (the “Bank”) has entered into a cease-and-desist order with the Federal Deposit Insurance Corporation, which requires the Bank to take certain actions to, among other things, strengthen its management, capital position and lending policies, reduce its concentration of construction and development loans and reduce its level of criticized assets.  The order also limits the ability of the Bank to pay dividends to the Company without the consent of its regulators.

The Bank’s interim chief executive officer William J. Smead said, “We believe that the actions required under the order are appropriate to improve our processes and procedures and have already begun to initiate many of the steps that we are required to take under the order to improve our core operations, including our ongoing search for a new chief executive officer that can return the Bank to a level of solid performance while maintaining a community-oriented and customer-centered organization.”

“We greatly appreciate the continued support of our customers and our employees who remain committed to providing our customers with the highest level of service and believe that by taking the mandated measures we should become a stronger institution.”

Smead said that the order will not impact depositors, whose accounts remain fully insured to the maximum FDIC coverage limits, including NOW accounts and noninterest bearing checking accounts which are currently insured without limit.

In connection with the order, the Bank agreed to submit a capital plan to the FDIC and to maintain a Tier 1 capital ratio of at least 8%, a Tier 1 risk-based capital ratio of at least 10% and a Total risk-based capital ratio of at least 11%, all of which are above the regulatory minimums for being considered well-capitalized.  Smead said that the Company is considering a variety of alternatives to strengthen the Bank’s capital position.

The order further requires the Bank improve its loan review policies and procedures, strengthen its allowance for loan losses and take action to reduce delinquent loans and the concentration of loans made to borrowers involved in residential real estate construction and development.

American Patriot Financial Group, Inc. is the parent company of American Patriot Bank.  It had consolidated total assets of approximately $128 million at March 31, 2009. American Patriot Bank offers a broad range of traditional banking services from its corporate headquarters in Greeneville, Tennessee and its three other branch offices.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 about American Patriot Financial Group’s plans and anticipated results of operations and financial condition. These statements relate primarily, but are not limited, to statements about management’s present plans and intentions to address the obligations we have assumed by entering into the cease-and-desist order, and our expectations of success in those endeavors. Additional forward-looking statements include plans and expectations about our strategy, growth, and deployment of resources, and expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like “may”, “will”, “should”, “expect”, “anticipate”, “estimate”, “continue”, “plans”, “intends”, or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain management’s current plans and expectations, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to increase our regulatory capital to required levels and to maintain those levels during the pendency of the regulatory order; our ability to estimate accurately the potential for losses inherent in our loan portfolio; our sensitivity to local and regional economic and other factors that affect the collectability of our loans and the value of collateral underlying our secured loans; our ability to hire and retain qualified and experienced senior managers; and our ability to satisfy the terms and conditions of the regulatory order and to satisfy applicable banking laws and regulations. Information presented in this release is accurate as of the date of the release, and we cannot undertake to update our forward looking statements or the factors that may cause us to deviate from them, except as required by law.